                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             _____________________


                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                            _______________________

Date of Report (Date of Earliest Event Reported):  July 17, 1998



CALCOMP TECHNOLOGY, INC.
(Exact name of Registrant as Specified in Charter)



Delaware                          0-16071                06-0888312
(State or Other Jurisdiction      (Commission          (IRS Employer
of Incorporation)                 File Number)        Identification No.)


2411 West La Palma Avenue, Anaheim, CA                      92801
(Address of Principal Executive Offices)                  (Zip Code)



Registrant's Telephone Number, including Area Code:  (714) 821-2000



Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Item 5.    Other Events

     On July 15, 1998, at the request of the Registrant, the Registrant and Lockheed Martin Corporation, the majority stockholder of Registrant ("Lockheed Martin") effected an exchange of debt for equity (the "Exchange") whereby $60 million of outstanding indebtedness (the "Debt") owing by the Registrant to Lockheed Martin under their Amended and Restated Revolving Credit Agreement (the "Credit Agreement") was exchanged for 1,000,000 shares of the Company's Series A Cumulative Redeemable Preferred Stock (the "Preferred Stock"). In connection with the Exchange, the Credit Agreement was amended to reduce the amount of borrowing available to Registrant from $73 million to $13 million. The Registrant and Lockheed Martin executed the Exchange for the purpose of strengthening the Registrant's Balance Sheet and ensuring that the Registrant continues to meet the requirements for its common shares to trade on NASDAQ's National Market System. The Registrant has received a fairness opinion from an outside financial advisor that the Exchange was fair and reasonable to all of the Registrant's common stockholders.

     The terms of the Preferred Stock provide, among other things, that Lockheed Martin as holder of the Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, and in preference to the holders of Common Stock, cumulative dividends payable at the annual rate of $4.80 per share. Dividends shall accrue and be cumulative on outstanding Preferred Stock from the date of original issue of the shares, and accrued but unpaid dividends shall accrue additional dividends at the rate of 8% per annum on the accrued but unpaid amount. After the occurrence of a Change of Control (defined as a reduction in ownership by Lockheed Martin to 50% or below in the combined voting power of the then outstanding voting stock of the Registrant entitled to vote generally in the election of directors), the dividend rate on shares of Preferred Stock then outstanding shall be increased to $9.00 per share per annum plus 15% per annum on any accrued but unpaid dividends (and additional dividends, if any) (the "Adjusted Dividend Rate"). The Adjusted Dividend Rate shall apply until the earlier to occur of (i) the redemption by the Registrant of the Preferred Stock or (ii) the acquisition of shares of Preferred Stock by any person (or group of persons) who acquires more than 50% of the combined voting power of the then outstanding voting stock of the Registrant entitled to vote generally in the election of directors, if any, but the Adjusted Dividend Rate shall only be terminated to the extent that such Preferred Stock is owned by such person (or group of persons). The Preferred Stock has no conversion rights and is non-voting, except to the extent of the right of the holder of Preferred Stock to restrict, among other things, the Registrant's ability to effect dividends, distributions or redemptions with respect to the Common Stock or other shares of stock ranking junior to or in parity with the Preferred Stock while the Preferred Stock is outstanding. In addition, without the prior written consent of the holder of the Preferred Stock, the Registrant shall not issue any shares of capital stock ranking senior with respect to dividends or other distributions or in the event of dissolution, liquidation or winding up or in any way amend the Certificate of Designation containing the rights, preferences and privileges of the Preferred Stock or the Fourth Amended and Restated Certificate of Incorporation of the Registrant in any manner that would have an adverse effect on the rights of holders of Preferred Stock. Provided that there are no dividend arrearages on the Preferred Stock and the Registrant is in full compliance with the terms and conditions of the Certificate of Designation, the Registrant shall have the right, at its sole option and election, to redeem all or, subject to the provisions of the following sentence,
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a portion of the outstanding shares of the Preferred Stock by paying therefor in cash $60 per share plus any unpaid dividends to the date of redemption (the "Redemption Price"). In the event that less than all of the outstanding shares of Preferred stock are to be redeemed, the aggregate Redemption Price for any such redemption shall be not less than $1,000,000. Upon the liquidation (voluntary or otherwise), dissolution, reorganization, sale of all or substantially all of the assets or winding up of the Registrant, no distribution shall be made to the holders of the Common Stock unless, prior thereto, the holders of shares of Preferred Stock shall have received the product of $60 times any unredeemed shares of the Preferred Stock, plus any accrued but unpaid dividends to the date of payment (the "Liquidation Preference"). Following payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of the Preferred Stock. In the event there are not sufficient assets available to permit payment in full of the Liquidation Preference, then such remaining assets shall be distributed ratably to the holders of the Preferred Stock.

     The Registrant, as discussed in its Form 10-Q for the quarterly period ended March 29, 1998, had previously entered into a letter of intent with a bank which contemplated an additional $25 million senior line of credit; however, the Registrant was not able to reach an agreement with the bank and these negotiations were recently terminated. The Registrant anticipates that it will fully draw down the remaining $13 million of credit line available under the Credit Agreement to meet operating requirements during the fiscal quarter ending September 27, 1998.

     In an effort to address this issue, the Registrant has approached Lockheed Martin, which has stated that it will loan additional funds to the Registrant sufficient to fund the day-to-day operations of the Registrant pending a review of the Registrant's business strategy scheduled to occur in July. In addition, Lockheed Martin has agreed to consider loaning the Registrant additional funds thereafter depending upon the results of this review. The Registrant has engaged Salomon Smith Barney as an investment advisor to assist it in the consideration of strategic alternatives. Management notes that, even if Lockheed Martin does agree to extend funds following the July review, the terms under which it would do so and the period of operations that such funds would permit are not now determined. Failure to obtain additional funding will result in material liquidity problems for the Registrant.

       See also the Exchange Agreement attached hereto as Exhibit 99.1 and the Press Release of Registrant attached hereto as Exhibit 99.2.

Item 7.      Financial Statements, Pro Form Financial Information and Exhibit.

             (c)  EXHIBITS

Exhibit No.  Description of Exhibit
-----------  ----------------------

99.1 Exchange Agreement entered into as of July 15, 1998, by and between the Registrant and Lockheed Martin Corporation

99.2         Press Release dated July 16, 1998 issued by Registrant
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                                  SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 17, 1998          CalComp Technology, Inc.
                               (Registrant)



                               By: /s/ JOHN J. MILLERICK
                                  ------------------------------
                                       John J. Millerick
                               Senior Vice President and Chief Financial Officer
                                 (Principal Financial and Accounting Officer)
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                                 EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-----------    ----------------------

99.1 Exchange Agreement entered into as of July 15, 1998, by and between the Registrant and Lockheed Martin Corporation

99.2           Press Release dated July 16, 1998 issued by Registrant